EXHIBIT 10.21

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("Agreement") is made and entered into this 31st day of July, 1997, between Capital Media Group Limited (the "Company") and Gilles Assouline and Michel Assouline (collectively, the "Indemnified Parties").

         WHEREAS, the Company has engaged in a private placement of 7,017,543 shares of its authorized, but unissued common stock (the "Offered Shares"), on the terms set forth in that certain Private Placement Memorandum, dated May 25, 1997, as supplemented by Supplement No. 1 thereto, dated June 25, 1997 (collectively, the "Memorandum");

         WHEREAS, Unimedia, S.A. ("Unimedia") subscribed to purchase all of the Offered Shares, and has transferred a portion of the Offered Shares to certain third parties; and

         WHEREAS, the Company has agreed to indemnify the Indemnified Parties in certain respects, as enumerated herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each of the Indemnified Parties against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act or otherwise, to the extent and only to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any statement contained in the Memorandum, or (ii) the omission or alleged omission to state in the Memorandum a fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any of the following: (i) the trading by Unimedia of a portion of the Offered Shares for ordinary shares of ActivCard S.A. ("ActivCard") and the sale of such ActivCard shares in the market (unless such action, loss, claim, damage, or liability arises by reason of a claim arising from the information contained in the Memorandum); (ii) matters relating to the ownership and/or trading by Unimedia of ActivCard shares in connection with its business activities, including claims involving Merrill Lynch, Oradea Inc., Alfonso Lodolo D'Oria or Roland Pardo, or affiliates of any of such persons; or (iii) matters for which indemnification is already provided for under Section 9 of that certain Agreement and Plan of Reorganization, dated as of March 4, 1997, among the Company, Unimedia and the stockholders of Unimedia (including the Indemnified Parties), as same has been amended by Amendments 1, 2 and 3 thereof.

         2. PROCEDURE. Within five (5) business days after receipt by an Indemnified Party under this Agreement of notice of the commencement of any action, such Indemnified Party will,


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if a claim in respect thereof is to be made against the Company under this
Agreement, notify in writing the Company of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability under this Agreement so long as the Company is not prejudiced by the failure to so notify. In case any such action is brought against any Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof with counsel who shall be to the reasonable satisfaction of such Indemnified Party. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Party to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such Indemnified Party shall have reasonably concluded and have been so advised in a written opinion from counsel reasonably satisfactory to the Company that there may be defenses available to it or them (as to the specific issue for which the Indemnified Party is being indemnified) which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which such events such fees and expenses shall be borne by the Company. Anything in this subsection to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent, provided, however, that such consent was not unreasonably withheld.

         This Agreement is made and entered into as of the day and year first above written.

                                            CAPITAL MEDIA GROUP LIMITED

                                            BY: /s/ CHARLES KOPPEL
                                                --------------------------------
                                                Charles Koppel, President


                                            BY: /s/ STEPHEN KORNFELD
                                                --------------------------------
                                                Stephen Kornfeld, Co-Chairman


                                            INDEMNIFIED PARTIES


                                            /s/ GILLES ASSOULINE
                                            ------------------------------------
                                            Gilles Assouline


                                            /s/ MICHEL ASSOULINE
                                            ------------------------------------
                                            Michel Assouline

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